UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2022

NexPoint Diversified Real Estate Trust
(Exact name of registrant as specified in its charter)

Delaware	001-32921	80-0139099
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

300 Crescent Court, Suite 700
Dallas, Texas 75201
(Address of principal executive offices, including zip code)

214-276-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.001 par value	NXDT	New York Stock Exchange

5.50% Series A Cumulative Preferred Shares, par value $0.001 per share ($25.00 liquidation preference per share)	NXDT-PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 8, 2022, NexPoint Diversified Real Estate Trust (the “Company”), through its indirect wholly owned subsidiary NexPoint Real Estate Opportunities, LLC (“NREO”), entered into a Contribution Agreement pursuant to which NREO contributed all of its interests in joint ventures (the “SAFStor Ventures”) with SAFStor NREA GP – I, LLC, SAFStor NREA GP – II, LLC and NREA GP – III, LLC (collectively, the “SAFStor GPs”) to NexPoint Storage Partners Operating Company, LLC (the “NSP OC”) in exchange for 47,064.35 newly created Class B Units of the NSP OC, representing approximately 14.84% of the NSP OC Common Units (defined below) immediately after NREO’s acquisition of Class B Units. The NSP OC is the operating company of NexPoint Storage Partners, Inc. (“NSP”), a privately owned self-storage real estate investment trust of which the Company owns 53.0% of the outstanding common stock as of September 30, 2022. In connection with the foregoing, the NSP OC acquired all of the other interests in the SAFStor Ventures from NFRO REIT Sub, LLC, GAF REIT, LLC and GAF REIT Sub II, LLC (collectively, the “Funds”), each of which is managed by affiliates of the Company’s adviser, NexPoint Real Estate Advisors X, L.P., and the SAFStor GPs. Following the foregoing transactions, the SAFStor Ventures are wholly owned by a subsidiary of the NSP OC. The SAFStor Ventures are invested, through subsidiaries, in various self-storage real estate development projects primarily located on the East Coast of the United States.

In connection with the foregoing, the Company, through NREO, entered into the second amended and restated limited liability company agreement (the “OC LLCA”) of the NSP OC, dated as of December 8, 2022, with NSP, as managing member, Extra Space Storage LP (“Extra Space”) and the Funds. Following the issuance of Class B Units described above, there were a combined 317,182.44 Class A Units and Class B Units of the NSP OC (collectively, the “NSP OC Common Units”), 125 Series C Preferred Units, 300,000 Series D Preferred Units and 100 Series C Units (collectively, the “NSP OC Units”) outstanding. The OC LLCA generally provides that the NSP Common Units, together as a single class, have 100% of the voting power of the NSP OC Units. With respect to distribution rights and rights upon liquidation, the Series C Preferred Units rank senior to all other NSP OC Units and the Series D Preferred Units rank senior to all NSP OC Units other than the Series C Preferred Units.

The information contained under “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 8, 2022 and in connection with the foregoing, the Company, together with NREF OP IV REIT Sub, LLC, Highland Income Fund and NexPoint Real Estate Strategies Fund (collectively, the “Co-Guarantors”), as guarantors, entered into a Sponsor Guaranty Agreement in favor of Extra Space pursuant to which the Company and the Co-Guarantors guaranteed obligations of NSP with respect to NSP’s newly created Series D Preferred Stock and two promissory notes in an aggregate principal amount of approximately $64.2 million issued to Extra Space. The guaranties by the Company and the Co-Guarantors are capped at $97.6 million, which cap amount will be reduced as the guaranteed obligations of NSP are paid. Each of the Company and the Co-Guarantors generally guaranteed the foregoing obligations of NSP up to the cap amount on a pro rata basis with respect to its percentage ownership of NSP’s common stock. The maximum liability of the Company under the guaranties is approximately $83.8 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NexPoint Diversified Real Estate Trust

By:	/s/ Brian Mitts
Name:	Brian Mitts
Title:	Chief Financial Officer, Executive VP-Finance, Treasurer and Assistant Secretary

Date:  December 12, 2022